Exhibit 31.1

Certifications Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Rob Yeung, certify that:

1.       I have reviewed this report on Form 10-K of the Vaulted Gold Bullion Trust (the “Trust”);

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.       Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report;

4.       I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Trust and have:

a.       Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Trust is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b.       Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.       Evaluated the effectiveness of the Trust’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

d.       Disclosed in this report any change in the Trust’s internal control over financial reporting that occurred during the Trust’s most recent fiscal quarter (the Trust’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting; and

5.       I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Trust’s auditors and the Trust’s disclosure committee:

a.       All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Trust’s ability to record, process, summarize, and report financial information; and

b.       Any fraud, whether or not material, that involves management or other employees who have a significant role in the Trust’s internal control over financial reporting.

Date: January 29, 2020

/s/ Rob Yeung

*Head, Global FICC

BMO Capital Markets

* The Trust is a trust and Rob Yeung is signing in his capacity as an officer of Bank of Montreal, the Initial Depositor of the Trust.